                              EMPLOYMENT AGREEMENT


         AGREEMENT made and entered into as of this 18th day of August, 1998 between American Marine Recreation, Inc., a Delaware corporation (the "Corporation") having an address at 1924 33rd Street, Orlando, Florida 32834 and Joseph G. Pozo, Jr. (the "Executive"), residing at 4414 Down Point Lane, Windermere, Florida 34786.

                              W I T N E S S E T H:

         WHEREAS,  Executive  is  presently  employed  by the  Corporation;  and

     WHEREAS, the Company and the Executive desire to set forth the terms of Executive's employment with the Company, pursuant to the terms and conditions hereof.


     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree with each other as follows:

         1. Term of Employment. The Corporation agrees to and does hereby employ Executive, and Executive agrees to and does hereby accept employment by the Corporation, as the Chairman, President and Chief Executive Officer of the Corporation, subject to the supervision and direction of its Board of Directors, for the three (3) year period commencing on the closing of the initial public offering of the Corporation's securities (the "Term"). The Term shall be automatically renewed on an annual basis (each such period, a "Renewal Period") for an additional year (the "Renewal Term"), unless this Agreement is terminated in writing by the Executive or the Corporation (the "Notice of Nonrenewal") not less than one hundred and eighty (180) days prior to the expiration of the Term or any Renewal Period, unless otherwise terminated pursuant to the provisions of this Agreement.
         2. Duties of Executive. Executive shall devote such time, attention and energy to the affairs of Corporation as shall be reasonably required to perform his duties hereunder, and, in pursuance of the policies and directions of the Board of Directors, Executive shall use his best efforts to promote the business and affairs of the Corporation.
         3. Base Compensation. In consideration of the Executive's services pursuant to this Agreement, Corporation shall pay to Executive, during the period of Executive's employment under this Agreement (the "Base Compensation"),
(i) a salary at the rate of Two Hundred Thousand Dollars ($200,000) per year during the first year of this Agreement; and (ii) for each year thereafter, annual compensation shall be determined by the Board of Directors, but in no event less than $200,000. The Base Compensation shall be payable in equal installments, in accordance with the Corporation's customary procedures for executive employees but in no event less frequently than semi-monthly subject to applicable tax and payroll deductions. The Board of Directors of the Corporation may increase Executive's Base Compensation at such time or times and in such amount or amounts as it may in its sole discretion determine.
         4. Incentive Compensation. Provided Executive has duly performed his obligations pursuant to this Agreement, Executive shall be eligible to receive, as additional compensation for the services to be rendered by Executive under this Agreement, incentive compensation. The amount of such incentive compensation, if any, shall be determined by the Board of Directors in its sole discretion based on the Executive's performance and contributions to the Corporation's success.

         5. Other Benefits. During the term of this Agreement the Executive shall be entitled to participate in any benefit plans adopted by the Corporation for the general and overall benefit of all employees and/or for key executives of the Corporation such as health care, life insurance, disability, stock option plans, tax, legal and financial planning services, pension, profit sharing and savings.
         6. Vacation. Executive shall be entitled to a fully paid vacation of four (4) weeks per calendar year, which vacation shall be scheduled at such time or times as the Corporation in consultation with Executive may reasonably determine.
         7. Expenses. (a) The Corporation shall pay or reimburse Executive for all reasonable and necessary expenses incurred by him in connection with his duties hereunder, upon submission by Executive to the Corporation of such reasonable evidence of such expenses as the Corporation may require.
                  (b) Throughout the term of this Agreement, the Corporation will provide Executive with the use of a vehicle of a class equivalent to that currently utilized by the Executive for purposes within the scope of his employment with Corporation and shall pay all expenses for fuel, maintenance, and insurance in connection with such use of the automobile.
         8. Insurance. The Corporation may from time to time apply for policies of life, health and accident insurance or disability insurance upon the Executive in such amounts as the Corporation deems appropriate. The Executive agrees to aid the Corporation in procuring such insurance, including submitting to a physical examination, if required, and completing any and all forms required for application for any insurance policy.

         9. Disclosure of Information. The Executive shall, during his employment under this Agreement and thereafter, keep confidential and refrain from disclosing to any unauthorized persons all data and information relating to the respective businesses of the Corporation or any of its subsidiaries.
         10. Intellectual Property Rights. (a) The Executive shall promptly disclose to the Corporation in writing, any and all charts, layouts, maps, inventions, improvements, techniques, markets, sales and advertising plans, processes, concepts and plans, whether or not copyrightable or patentable, secret processes and "know-how," conceived by the Executive during the term of his employment by the Corporation (the "Executive's Work Product"), whether alone or with others and whether during regular working hours and through the use of facilities and property of the Corporation or otherwise, which directly relates to the present business of the Corporation. Upon the Corporation's request at any time or from time to time during the Term of the Executive's employment, the Executive shall (i) deliver to the Corporation copies of the Executive's Work Product that may be in his possession or otherwise available to him, and (ii) execute and deliver to the Corporation such applications, assignments and other documents as it may reasonably require in order to apply for and obtain copyrights or patents in the United States of America and other countries with respect to any Executive's Work Product that it deems to be copyrightable or patentable, and/or otherwise to vest in itself full title thereto.
                  (b) All documents that pertain to the Corporation, including but not limited to the Executive's Work Product, shall be the sole and exclusive property of the Corporation. Upon the termination of the Executive's employment, all such documents that may be in his possession or otherwise available to him or shall thereafter come into his possession or control shall be promptly returned to the Corporation without the necessity of a request therefor.


     11. Non-Competition Covenant. (a) The Executive shall not, during his employment by the Corporation, engage, directly or indirectly, in any business competitive with the business of the Corporation without the consent of the Board of Directors.
                  (b) For a period of two years after the termination of the Executive's employment hereunder (the "Non-Competition Period"), for any reason whatsoever, other than a termination by the Corporation without good cause, or by Executive for good reason (as hereinafter defined) the Executive shall not
(i) engage, directly or indirectly, as an officer, director, shareholder, owner, partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative in any business of selling, renting and leasing, boating, nautical and other lifestyle entertainment products and services, and related activities throughout the United States (the "Territory"), without the permission of the Board of Directors, which permission shall not be unreasonably withheld or delayed or
(ii) induce or actively attempt to influence any other employee or consultant of the Corporation to terminate his or her employment or consultancy with the Corporation. Nothing herein contained shall be deemed to prevent ownership by Executive and his associates (as said term is defined in regulation 14(A) promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof), collectively, of not more than 5% of the outstanding capital stock of a corporation listed on a national securities exchange.
                  (c) (i) The parties to this Agreement consider the restrictions contained herein reasonable as to the duration of the Non-Competition Period and the extent of the Territory.

However, if the duration of the Non-Competition Period or the extent of the Territory herein specified should be judged unreasonable by any Court or arbitration proceeding, the validity and effect of the remaining provisions of this Agreement shall not be affected thereby and, the duration of the Non-Competition Period shall be reduced by such number of months and/or the area of the Territory shall be reduced such that, the Territory and the Non-Competition Period shall be deemed reasonable so that the foregoing covenant not to compete may be enforced .
         (ii) Executive agrees and recognizes that in the event of a breach or threatened breach by Executive of the provisions of the aforegoing covenants, the Corporation may suffer irreparable harm, and that money damages may not be an adequate remedy. Therefore, the Corporation shall be entitled as a matter of right to specific performance of the covenants of Executive contained herein by way of temporary or permanent injunctive relief in a Court of competent jurisdiction.
         12. Termination. This Agreement and Executive's employment may be terminated in any one of the followings ways:
                  (a) Death. The death of Executive shall immediately terminate this Agreement with no severance compensation due to Executive's estate.
                  (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Executive shall have been absent from his full-time duties hereunder for six (6) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such six (6) month period, but which shall not be effective earlier than the last day of such six (6) month period), the Corporation may terminate Executive's employment hereunder provided Executive is unable to resume his full-time duties at the conclusion of such notice period.

Also, Executive may terminate this employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Executive shall have furnished the Corporation with a written statement from a qualified doctor to such effect and provided, further, that, at the Corporation's request made within thirty (30) days of the date of such written statement, Executive shall submit to an examination by a doctor selected by the Corporation who is reasonably acceptable to Executive or Executive's doctor and such doctor shall have concurred in the conclusion of Executive's doctor. In the event this Agreement is terminated as a result of Executive's disability, Executive shall (i) receive from the Company, in a lump-sum payment due within ten (10) days of the effective date of termination, the base salary at the rate then in effect for the greater of the time period then remaining under the term of this Agreement or for one (1) year and (ii) the Corporation shall make the insurance premium payments contemplated by COBRA for a period of eighteen (18) months after such termination.
                  (c) Good Cause.  The  Corporation may terminate this Agreement ten (10) days after written notice to Executive for "Good Cause," which shall mean any one or more of the following: (1) Executive's willful, material and irreparable breach of this Agreement; (2) Executive's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of Executive's material duties and responsibilities hereunder; (3) Executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Corporation which materially and adversely affects the operations or reputation of the Corporation; (4) Executive's conviction of a felony crime; or (5)
confirmed positive illegal drug test result. In the event of a termination for Good Cause, as enumerated above, Executive shall have no right to any severance compensation but shall receive any accrued salary and benefits through the date of termination.
                  (d) Without  Good Cause;  Good  Reason.  At any time after the commencement of employment, Executive may, without cause, and without Good Reason terminate this Agreement and Executive's employment, effective thirty
(30) days after written notice is provided to the Corporation. Executive may only be terminated without Good Cause by the Corporation during the Term hereof if such termination is approved by a majority of the members of the Board of Directors of the Corporation, excluding Executive if Executive is a member of such Board of Directors. Should Executive terminate with Good Reason or in the event that Executive is terminated without Good Cause during the Term, Executive shall receive from the Corporation, on such dates as would otherwise be paid by the Corporation, the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for three (3) years, whichever amount is greater. Further, if Executive is terminated without Good Cause or terminates his employment hereunder with Good Reason, (a) the Corporation shall make the insurance premium payments contemplated by COBRA for a period of eighteen (18) months after such termination, (b) the Executive shall be entitled to receive a prorated portion of any annual bonus and other incentive compensation to which the Executive would have been entitled for the year during which the termination occurred had the Executive not been terminated, (c) all options to purchase the Corporation's Common Stock shall vest thereupon, and (d) the Executive shall be entitled to receive all other unpaid benefits due and owing through Executive's last day of employment. Further, any termination without Good Cause by the Corporation or termination by the Executive with Good Reason shall operate to shorten the period set forth in paragraph 11 hereof to one (1) year from the date of termination of employment. If Executive resigns or otherwise terminates his employment without Good Reason, rather than the Corporation terminating his employment pursuant to this paragraph 12, Executive shall receive no severance compensation.
         Executive shall have "Good Reason" to terminate this Agreement and his employment if the Executive is demoted by means of a reduction in authority, responsibilities or duties to a position of less stature or importance within the Corporation than the position described in paragraph 1 hereof, unless Executive has agreed in writing to that demotion.
                  (e) Change in Control  of the  Corporation.  In the event of a
"Change in Control" (as defined below) of the Corporation during the Term, Executive may terminate this Agreement as provided herein.
         Upon termination of this Agreement for any reason provided above, Executive shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Executive only to the extent and in the manner expressly provided above or in paragraph 13 hereof.
         If termination of Executive's employment arises out of the Corporation's failure to pay Executive on a timely basis the amounts to which he is entitled under this Agreement or as a result of any other breach of this Agreement by the Corporation, the Corporation shall pay all amounts and damages to which Executive may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Executive to enforce his rights hereunder. Further, none of the provisions of paragraph 11 hereof shall apply in the event this Agreement is terminated as a result of a breach by the Corporation.
         13.      Change in Control.
                  (a)  Unless  Executive  elects  to  terminate  this  Agreement pursuant to subparagraph (c) below, Executive understands and acknowledges that the Corporation may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Corporation hereunder or that the Corporation may undergo another type of Change in Control. In the event such a merger or consolidation or other Change in Control is initiated prior to the end of the Term, then the provisions of this paragraph shall be applicable.
                  (b) In the event of a pending  Change in Control  wherein  the
Corporation and Executive have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Corporation's business and/or assets that such successor is willing as of the closing to assume and agree to perform obligations under this Agreement in the same manner and to the same extent that the Corporation is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by the Corporation without Good Cause during the Term and the applicable portions herein will apply; however, under such circumstances, the amount of the lump-sum severance payment due to Executive shall be triple the amount calculated under the terms of paragraph 12(d) hereof and the non-competition provisions herein shall not apply whatsoever.

                  (c) In any Change in Control situation,  Executive may, at his sole discretion, elect to terminate this Agreement by providing written notice to the Corporation at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of paragraph 12(d) hereof will apply as though the Corporation had terminated the Agreement without Good Cause during the Term; however, under such circumstances, the amount of the lump-sum severance payment due to Executive shall be double the amount calculated under the terms of paragraph 12(d) hereof and the non-competition provisions herein shall all apply for a period of one (1) year from the effective date of termination.
                  (d) For  purposes of applying  paragraph  12 hereof  under the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due Executive must be paid in full by the Corporation at or prior to such closing. Further, Executive will be given sufficient time and opportunity to elect whether to exercise all or any of his options to purchase shares of common stock of the Corporation, such that he may convert the options to shares prior to the closing of the transaction giving rise to the Change in Control, if he so desires.
                  (e) A "Change in Control:" shall mean a change in control of a nature  that  would be  required  to be  reported  in  response  to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement, or if Item 6(e) is no longer in effect, any regulations issued by the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, which serve similar purposes; provided further that, without limitation, a Change in Control shall be deemed to have occurred if and when:
         (i) the following individuals no longer constitute a majority of the members of the Board of Directors of (A) the individuals who, as of the closing date of the Corporation's initial public offering, constitute the Board of Directors of the Corporation (the "Original Directors"); (B) the individuals who thereafter are elected to the Board of Directors of the Corporation and whose election, or nomination for election, to the Board of Directors of the Corporation was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election); and (c) the individuals who are elected to the Board of Directors of the Corporation and whose election, or nomination for election, to the Board of Directors of the Corporation was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election);
                                    (ii) a  tender  offer or  exchange  offer is
made whereby the effect
of such offer is to take over and control the Corporation, and such offer is consummated for the equity securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities;
                                    (iii) the  stockholders  of the  Corporation
shall approve a merger,
consolidation, recapitalization, or reorganization of the Corporation; a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least seventy-five percent

(75%) of the total  voting power  represented  by the voting  securities  of the surviving entity outstanding immediately after such transaction being beneficially owned by at least seventy-five percent (75%) of the holders of outstanding voting securities of the Corporation immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or
                                    (iv)  the  stockholders  of the  Corporation
shall approve a plan of
complete  liquidation  of the  Corporation  or an  agreement  for  the  same  or disposition by the Corporation of all or a substantial portion of the Corporation's assets to another person or entity which is not a wholly-owned subsidiary of the Corporation (i.e., fifty percent (50%) or more of the total assets of the Corporation).
                  (f) Sales of the Corporation's Common Stock beneficially owned or controlled by the Corporation shall not be considered in determining whether a Change in Control has occurred.
                  (g) Executive shall be notified in writing by the Corporation at any time that the Corporation or any member of its Board anticipates that a Change in Control may take place.
                  (h) In the event that a Change in Control occurs and the aggregate amount of any payments made to Executive hereunder, or pursuant to any plan, program or policy of the Corporation in connection with, on account of, or as a result of, such Change in Control constitutes "excess parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), subject to the excise tax imposed by Section 4999 of the Code, or any successor sections thereof, Executive shall receive from the Company, in addition to any other amounts payable under this Agreement, a lump sum payment equal to the amount of (i) such excise tax, and (ii) the federal and state income taxes payable by the Executive with respect to any payments made to Executive under this subparagraph (h). Such amount will be due and payable by the Corporation or its successor within ten
(10) days after Executive delivers a written request for reimbursement accompanied by a copy of his tax return(s) showing the excise tax actually incurred by Executive.
         14. Indemnification. In the event Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Corporation against Executive), by reason of the fact that he is or was performing services under this Agreement, then the Corporation shall indemnify Executive against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith to the maximum extent permitted by applicable law. The advancement of expenses shall be mandatory. In the event that both Executive and the Corporation are made a party to the same third-party action, complaint, suit or proceeding, the Corporation agrees to engage competent legal representation, and Executive agrees to use the same representation, provided that if counsel selected by the Corporation shall have a conflict of interest that prevents such counsel from representing Executive, Executive may engage separate counsel and the Corporation shall pay all attorneys' fees of such separate counsel. Further, while Executive is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Executive cannot be held liable to the Corporation for errors or omissions made in good faith where Executive has not exhibited gross, willful and wanton negligence and misconduct or performed criminal and fraudulent acts which materially damage the business of the Corporation.

         15. Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.
         16. Notices. Any notice permitted, required, or given hereunder shall be in writing and shall be personally delivered; or delivered by any prepaid overnight courier delivery service then in general use; or mailed, registered or certified mail, return receipt requested, to the addresses designated herein or at such other address as may be designated by notice given hereunder:

                  If to :            Joseph G. Pozo, Jr.
                                     4414 Down Point Lane
                                     Windermere, Florida 34786

                  With a copy to:    J. Gregory Humphries, Esq.
                                     20 North Orange Avenue, Suite 1000
                                     Orlando, Florida 32801

                  If to :            American Marine Recreation, Inc.
                                     1924 33rd Street
                                     Orlando, Florida 32834

                  With a copy to:    McLaughlin & Stern, LLP
                                     260 Madison Avenue
                                     New York, New York 10016
                                     Attn: Martin C. Licht, Esq.

         Delivery shall be deemed made when actually delivered, or if mailed, three days after delivery to a United States Post Office.
17. Assignment. Executive shall not be entitled to assign his rights, duties or obligations under this Agreement.
18. Amendments. The terms and provisions of this Agreement may be amended or modified only by a written instrument executed by the party to be charged by such amendment or modification.

         19. Governing Law. The terms and provisions herein contained and all the disputes or claims relating to this Agreement shall be governed by, interpreted and construed in accordance with the internal laws of the State of Florida, without reference to its conflict of laws principles.
         20. Arbitration. (a) In the event of a dispute between the parties arising out of or relating to this Agreement, or the breach thereof, the parties shall make every effort to amicably resolve, reconcile, and settle such dispute between them. Should an amicable resolution not be possible, either party may invoke arbitration.
                  (b) Subject to the provisions of Section 11(c)(ii) hereof, all claims, disputes and other matters in controversy arising out of or related to this Agreement or the performance or breach hereof, shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), by a panel of three (3) arbitrators, in Orlando, Florida. One (1) such arbitrator shall be appointed by each of the parties within three (3) weeks after being requested by the other party to make such appointment and the third arbitrator shall be appointed by the two (2) arbitrators appointed by the parties. In the event that a party does not appoint its arbitrator within such three (3) week period, or the two (2) arbitrators appointed by the parties shall fail to agree on the third arbitrator, such appointed arbitrator or arbitrators shall be appointed by the American Arbitration Association in accordance with the AAA Rules. The award shall state the facts and findings and shall be rendered with reasons in writing. The arbitrators shall have no authority or power to alter or modify any express condition or provision of this Agreement, or to render any award which by its terms shall have the effect of altering or modifying any express conditions or provisions of this Agreement. The award rendered by the arbitrators shall be final and judgement may be entered upon it in any court having jurisdiction thereof. The successful party to the arbitration shall be entitled to an award for reasonable attorney's fees, as determined by the arbitrators.
     21. Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
         22. Merger and Severability. This Agreement shall constitute the entire Agreement between the Corporation and Executive with respect to the subject matter hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
         23. Counterparts; Facsimile. This Agreement may be executed by facsimile and in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.
         IN WITNESS WHEREOF, the parties hereto have affixed their signatures the day and year first above written.

                                         AMERICAN MARINE RECREATION, INC.



                                          By: /s/ Joseph G. Pozo, Jr.
                                          --------------------------------
                                          Name:Joseph G. Pozo, Jr.
                                          Title:President




                                          /s/ Joseph G. Pozo, Jr.
                                          --------------------------------
                                          Joseph G. Pozo, Jr.